UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14057 (Commission File Number)	61-1323993 (IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 17, 2012, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing that effective May 17, 2012 (the “Effective Date”), the Board of Directors of the Company had promoted Benjamin A. Breier from Chief Operating Officer to President and Chief Operating Officer.

Mr. Breier, 41, has served as the Company’s Chief Operating Officer since August 2010. He served as the Company’s Executive Vice President and President, Hospital Division from March 2008 to August 2010. He served as President, Peoplefirst Rehabilitation for the Company from August 2005 to March 2008. Prior to joining the Company, Mr. Breier served as Senior Vice President, Operations for Concentra, Inc., a leading provider of workers compensation and occupational health services, from December 2003 to August 2005.

In connection with this announcement, a subsidiary of the Company will enter into an amended Employment Agreement (the “Amended Agreement”) with Mr. Breier, effective as of the Effective Date. The Amended Agreement will replace and supersede, in all respects, the employment agreement Mr. Breier signed in connection with his promotion to Chief Operating Officer in August 2010 (the “Prior Agreement”). Under the Amended Agreement, Mr. Breier’s title will change to President and Chief Operating Officer and his annual base salary will increase to $635,000. All remaining terms and conditions of the Amended Agreement are the same in all material respects to those set forth in the Prior Agreement.

In connection with his promotion, the Company awarded Mr. Breier 40,000 restricted shares of the Company’s common stock, par value $0.25 per share, vesting in equal annual installments over four years.

The Company also announced that as of the Effective Date, Paul J. Diaz, who has served as the Company’s President since January 2002 and Chief Executive Officer since January 2004, will continue in his role as Chief Executive Officer.

A copy of the press release issued by the Company related to Mr. Breier’s appointment as President and Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

Incorporated by reference is a press release issued by the Company on May 17, 2012, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 18, 2012	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary